EXHIBIT 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Amendment No. 5 to License Agreement

This Amendment No. 5 (the “5th Amendment”) dated April 28, 2023 amends the License Agreement dated February 8, 2016 (the “Original Agreement”), as amended by Amendment No. 1 to the License Agreement dated July 31, 2017 (the “1st Amendment”) as further amended by Amendment No. 2 to the License Agreement dated May 28, 2019 (the “2nd Amendment”) as further amended by Amendment No. 3 to the License Agreement dated January 8, 2020 (the “3rd Amendment” and as further amended by Amendment No. 4 to the License Agreement dated April 9, 2020 (the 4th Amendment”), (together and collectively with the Original Agreement (the “Agreement”) by and between Shiratori Pharmaceutical Co. Ltd. having a principal place of business at WBG Marive East 28F, 2-6-1 Nakese, Mihama-ku, Chiba-shi, Chiba JAPAN (“Shiratori”) and Censa Pharmaceutical Inc., having a principal place of business at 65 Willian Street, Suite 200, Wellesley, MA 02481 (“Censa”).

WHEREAS, the parties desire to modify the Agreement to reflect the understanding they have reached related to certain acknowledgements, notices, rights, milestone and royalty payments with respect to their relationship; and

WHEREAS, capitalized terms used in this 5th Amendment not otherwise defined shall have the same meaning ascribed to such terms in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Amendments. The Agreement is hereby amended as follows:

1.	The parties hereby acknowledge that on or about June 1st, 2020, PTC Therapeutics MP, Inc., a Delaware corporation with a principal place of business located at 100 Corporate Court, Middlesex Business Center, South Plainfield, New Jersey 07080, U.S.A. (“PTC”) acquired Censa. With this acquisition, PTC assumed all property, rights, privileges, powers, franchises, debts, liabilities, and duties appertaining to the Original Agreement, 1st Amendment, 2nd Amendment, 3rd Amendment, and 4thAmendment.

2.	Section 1.18 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.18 “Party” means PTC or Shiratori each individually as the case may be, and “Parties” means PTC and Shiratori together collectively.

3.	Section 12.4 Notices of the Original Agreement are hereby deleted in their entirety and replaced with the following:

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Notices to Shiratori shall be addressed to:

WBG Marive East 28F,

2-6-1 Nakese, Mihama-ku,

Chiba-shi, Chiba JAPAN

Telephone No.: [**]

Facsimile No.: [**]

Notices to Censa shall be addressed to PTC:

PTC Therapeutics MP, Inc.

100 Corporate Court

Middlesex Business Center

South Plainfield, New Jersey 07080, U.S.A.

Email: [**]

Attention: Legal Department

4.	Section 2.1 of the Original Agreement is hereby amended to add the following right and license in Japan:

License Grants to PTC

Shiratori hereby grants to PTC the sole and exclusive, even as to Shiratori, worldwide right and license, with the right to sublicense, under the Licensed Technology to research, have researched, develop, have developed, use, import, export, market, have marketed, offer for sale, sell and have sold, and otherwise commercialize the Product in the Territory.

In Japan, Shiratori hereby grants to PTC the sole and exclusive, even as to Shiratori, right and license, with the right to sublicense, under the Licensed Technology to research, have researched, develop, have developed, use, import, export, market, have marketed, offer for sale, sell and have sold, and otherwise commercialize the Product applied only for PKU.

In Japan, Shiratori shall retain the right under the Licensed Technology, to make, manufacture and produce the Product, and to research, have researched, develop, have developed, use, import, export, market, have marketed, offer for sale, sell and have sold, and otherwise commercialize the Product applied for any diseases other than PKU.

5.	Section 3.8 of the Original Agreement is hereby amended to add Sections 3.8 (c) and 3.8 (d) as follows:

Commercialization Phase Drug Substance Supply

3.8 (c) Shiratori hereby grants to PTC the non-exclusive right, with the right to sublicense, under the Licensed Technology, to make, manufacture,

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produce, market, offer for sale, sell and otherwise commercialize the Drug Substance used for the Product in accordance with the License Grants above, and Shiratori itself also may make, manufacture, produce, market, have marketed, offer for sale, sell and otherwise commercialize the Drug Substance used for the Product in accordance with the License Grants above. Shiratori shall be deemed the priority commercial supplier for Japan during commercialization. However, if Shiratori is unable to meet the supply and demand or the appropriate standards for commercial supply, PTC without any limitation, shall have the right to use an alternative supplier to import Product during commercialization.

3.8 (d) The terms and conditions of the Supply Agreement in Section 3.8 (a) shall be negotiated and determined based on the terms and conditions stipulated in Section 3.8(a) and Section 3.8(b). Shiratori shall request PTC’s consent for Shiratori to commercialize the Licensed Technology for any indication other than PKU, and such consent shall not be unreasonably withheld.

6.	Section 4.1 of the Original Agreement, previously amended by the 4th Amendment, is hereby amended with the following additional milestone payment:

Milestone Payment for PMDA

In consideration for the changes in this 5th Amendment, the Parties hereby agree to amend Section 4.1 with the following PMDA milestone payment, as follows:

- (j) – JP¥ [**] upon [**].

Notwithstanding Section 5.7 Currency Exchange, the payment of Milestone 4.1 (j) shall be made in Japanese Yen.

7.	Section 5.1 of the Agreement, previously amended by the 3rd Amendment, is hereby amended to add the following:

●	Royalty Rates-Japan. PTC shall pay to Shiratori royalties on the Product based on aggregate Net Sales of such Product in Japan in the amount of [**] percent ([**]%).

For clarity and the avoidance of doubt, all other Royalty Rates and Terms of Royalties shall remain unchanged.

8.	Section 5.2(c) of the Agreement, previously amended by the 3rd Amendment, is hereby deleted and replaced with the following:

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(c) Royalty Rate shall be payable for any other country in the Territory and Royalty Rate-Japan shall be payable for Japan, until the expiration of the last-to-expire Licensed Patent Controlled by Shiratori covering the relevant countries on a country-by-country basis if the making, having made, using, offering to sell, selling or importing of such Product by PTC, its Affiliates or its sublicensees (or the distributors of any of them) in the absence of this Agreement, would infringe one or more Valid Claim of the Licensed Patents in the relevant countries.

9.	Section 9.2 (b) of the Agreement, previously amended by the 3rd Amendment and 4th Amendment, is hereby deleted and replaced with the following:

(b) By Shiratori. Unless otherwise agreed between the Parties in writing, Shiratori may elect to terminate this Agreement upon sixty (60) days’ prior written notice to PTC in the event that PTC fails (i) to achieve Regulatory Approval in either the United States or European Union, Japan for at least one indication within ten (10) years from the Effective Date or (ii) to launch the Product in the United States or European Union, Japan within eleven (11) years from the Effective Date. PTC shall, as of the effectiveness of such termination, be relieved of any and all further obligations to make payments to Shiratori under this Agreement to the extent not accrued prior to such termination. PTC also shall be relieved of any and all further obligations with respect to patents and patent applications in the Territory.

Miscellaneous

Except as modified and amended by this 5th Amendment, the Agreement shall remain in full force and effect and in all other respects is ratified and confirmed by the parties.

[Signature page follows.]

IN WITNESS THEREOF, the parties have caused this 5th Amendment to be duly executed by their authorized representatives as of the date set forth in the introductory paragraph of this 5th Amendment.

SHIRATORI PHARMACEUTICAL CO., LTD. PTC THERAPEUTICS MP, INC.

/s/ Satoshi Shiratori	/s/Stefan Sakurai
Name: Satoshi Shiratori	Name: Stefan Sakurai
Date: 28-April-2023	Date: 28-April-2023
Title: President	Title: Japan President and Representative Director

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